Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avidity Biosciences, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement of our reports dated March 1, 2022, relating to the financial statements and the effectiveness of Avidity Biosciences, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

San Diego, California
December 21, 2022